                                                                      EXHIBIT 99


                           TXU CORP. AND SUBSIDIARIES
                   CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                                   (UNAUDITED)

                                                                            TWELVE MONTHS ENDED
                                                                                   JUNE 30,
                                                                            --------------------
                                                                              2000        1999
                                                                            -------      -------
                                                                             MILLIONS OF DOLLARS
OPERATING REVENUES ...............................................          $18,289      $17,197
                                                                            -------      -------

OPERATING EXPENSES
  Energy purchased for resale and fuel consumed ..................           10,429        9,551
  Operation and maintenance ......................................            3,322        2,957
  Depreciation and other amortization ............................            1,050        1,168
  Goodwill amortization ..........................................              194          178
  Taxes other than income ........................................              644          646
                                                                            -------      -------
          Total operating expenses ...............................           15,639       14,500
                                                                            -------      -------

OPERATING INCOME .................................................            2,650        2,697

OTHER INCOME (DEDUCTIONS) -- NET .................................              423           49
                                                                            -------      -------

INCOME BEFORE INTEREST, OTHER
     CHARGES AND INCOME TAXES ....................................            3,073        2,746
                                                                            -------      -------

INTEREST INCOME ..................................................              139          167

INTEREST EXPENSE AND OTHER CHARGES
  Interest .......................................................            1,470        1,510
  Distribution on  mandatorily redeemable, preferred
     securities of subsidiary trusts, each holding solely junior subordinated debentures of the obligated company:
        TXU Corp. obligated ......................................               25            9
        Subsidiary obligated .....................................               78           78
  Preferred stock dividends of subsidiaries ......................               14           14
  Distributions on preferred securities of subsidiary perpetual
     trust of TXU Europe .........................................                5           --
  Allowance for borrowed funds used during
     construction and capitalized interest .......................               (9)         (10)
                                                                            -------      -------
          Total interest expense and other charges ...............            1,583        1,601
                                                                            -------      -------

INCOME BEFORE INCOME TAXES .......................................            1,629        1,312

INCOME TAX EXPENSE ...............................................              505          501
                                                                            -------      -------

NET INCOME .......................................................          $ 1,124      $   811
                                                                            =======      =======

Average shares of common stock outstanding (millions) ............              272          281

Per share of common stock:
  Basic earnings .................................................          $  4.13      $  2.88
  Diluted earnings ...............................................          $  4.13      $  2.88
  Dividends declared .............................................          $ 2.375      $ 2.275